EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Blue Hat Interactive Entertainment Technology and subsidiaries on Form S-8 of our report dated May 16, 2022 and April 13, 2021, with respect to our audits of consolidated financial statements of Blue Hat Interactive Entertainment Technology and subsidiaries as of and for the year then ended December 31, 2021 and 2020.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

July 8, 2022